EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Units of XPLR Infrastructure, LP, dated as of February 17, 2026, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Anchorage Capital Advisors, L.P.
Signature:	/s/ Robert Dunleavy
Name/Title:	Robert Dunleavy, Chief Operating Officer
Date:	02/17/2026

Anchorage Advisor Holdings Management, L.P.
Signature:	/s/ Robert Dunleavy
Name/Title:	Robert Dunleavy, Chief Operating Officer of Anchorage Advisor Holdings GP, L.L.C., its general partner
Date:	02/17/2026

Anchorage Advisor Holdings GP, L.L.C.
Signature:	/s/ Robert Dunleavy
Name/Title:	Robert Dunleavy, Chief Operating Officer
Date:	02/17/2026

Yale Jacob Baron
Signature:	/s/ Yale Jacob Baron
Name/Title:	Yale Jacob Baron
Date:	02/17/2026
Thibault Mathieu Gournay
Signature:	/s/ Thibault Mathieu Gournay
Name/Title:	Thibault Mathieu Gournay
Date:	02/17/2026

Anchorage Opportunities Advisor, L.L.C.
Signature:	/s/ Robert Dunleavy
Name/Title:	Robert Dunleavy, Chief Operating Officer of Anchorage Capital Advisors, L.P., its sole member
Date:	02/17/2026